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                                                                   Exhibit 23.01

                         INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Actuate Corporation

We hereby consent to the use in the Current Report (Form 8-K/A Amendment #1) dated May 9, 2000, of our report dated March 27, 2000 on the consolidated financial statements of Open Software Technology, LLC and Subsidiary for the years ended December 31, 1999 and 1998.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 9, 2000